Exhibit 19 on Form N-1A
                                             Exhibit (24) under Item 601/Reg S-K


                                POWER OF ATTORNEY


       Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of VULCAN FUNDS and the Assistant General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE



/s/William O. Vann                  Trustee and Chairman          May 5, 1993
William O. Vann                     of the Board



/s/Edward C. Gonzales               President and Treasurer        May 5, 1993
Edward C. Gonzales                  (Principal Executive Officer
                                    Principal Financial and
                                    Accounting Officer)


/s/Thomas L. Merrill, Sr.           Trustee and Vice Chairman      May 5, 1993
Thomas L. Merrill, Sr.              of the Board



/s/Charles G. Brown, III            Trustee                        May 5, 1993
Charles G. Brown, III



/s/Russell W. Chambliss             Trustee                        May 5, 1993
Russell W. Chambliss



/s/D. Riley Stuart                  Trustee                        May 5, 1993
D. Riley Stuart



Sworn to and subscribed before me this 5th day of May, 1993



/s/Loretta Y. Crum
Notary Public